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                                                                     Exhibit 2.1






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ROADWAY EXPRESS, INC.
                            (A DELAWARE CORPORATION),

                              ROADWAY MERGER CORP.
                            (A DELAWARE CORPORATION)

                                       AND

                               ROADWAY CORPORATION
                            (A DELAWARE CORPORATION)

                            DATED AS OF MAY 29, 2001



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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT"), dated as of May 29, 2001, is by and among ROADWAY EXPRESS, INC., a Delaware corporation ("ROADWAY EXPRESS"), ROADWAY CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Roadway Express ("ROADWAY HOLDINGS"), and ROADWAY MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Roadway Holdings ("MERGER SUB").

                                    RECITALS

         A. This Agreement provides for the merger of the Merger Sub with and into Roadway Express (the "MERGER"), with Roadway Express as the surviving corporation, in accordance with Section 251(g) of the General Corporation Laws of the State of Delaware (the "DGCL"), and the terms and conditions set forth herein. The purpose of the Merger is to implement a holding company organizational structure under which Roadway Holdings will be the holding company for Roadway Express and Roadway Express will be a direct wholly-owned subsidiary of Roadway Holdings.

         B. The respective Boards of Directors of Roadway Express, Roadway Holdings and Merger Sub have approved the Merger upon the terms and subject to the conditions set forth herein.

                             STATEMENT OF AGREEMENT

         Accordingly, in consideration of the mutual promises and agreements set forth herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

         1. THE MERGER.

         1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), and subject to the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into Roadway Express, the separate corporate existence of Merger Sub shall thereupon cease, and Roadway Express shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION").

         1.2 Surviving Corporation. At the Effective Time, Roadway Express shall continue its corporate existence under the laws of the State of Delaware and shall thereupon and thereafter possess all rights, privileges, powers and franchises and all property of Merger Sub and shall be subject to all debts, liabilities and duties of Merger Sub, all as provided under the DGCL.

         1.3 Effective Time of the Merger. The Merger shall become effective and be consummated when the Surviving Corporation shall have caused the certificate of merger ("CERTIFICATE OF MERGER") to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").




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         1.4 Certificate of Incorporation of the Surviving Corporation.
Immediately following the Effective Time, the Certificate of Incorporation of Roadway Express, as in effect immediately prior to the Effective Time, as amended and restated, shall thereafter serve as the Certificate of Incorporation of the Surviving Corporation until further amended or restated as provided therein and under the DGCL. The Certificate of Incorporation of Roadway Express shall be amended as of the Effective Date of the Merger so that: (i) Article Fourth of such Certificate of Incorporation reads in its entirety as follows:
"The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock each having a par value of $0.01 per share," and (ii) Article Tenth shall be added to such Certificate of Incorporation which reads in its entirety as follows: "Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Subsection 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Roadway Corporation (or any successor by merger), by the same vote as is required by the Delaware General Corporation Law and/or by this Certificate of Incorporation." The amended and restated Certificate of Incorporation is attached as Exhibit A.

         1.5 By-Laws of the Surviving Corporation. The By-Laws of Roadway Express, as in effect immediately prior to the Effective Time, shall thereafter serve as the By-Laws of the Surviving Corporation until thereafter amended or repealed as provided therein and under the DGCL.

         1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and executive officers of the Surviving Corporation shall be the directors and executive officers of Roadway Express, in the case of directors, to serve until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of the Surviving Corporation.

         1.7 Effects. The Merger shall have the effects set forth in Section 259 of the DGCL.

         2. CONVERSION OF SECURITIES AND ASSUMPTION OF CERTAIN OBLIGATIONS.

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Roadway Express, Roadway Holdings, Merger Sub or the holders of any securities of the foregoing corporations:

              2.1.1 Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

              2.1.2 Common Stock of Roadway Express. Each share of common stock, par value $0.01 per share, of Roadway Express ("ROADWAY EXPRESS COMMON STOCK") issued and outstanding or held in its treasury immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of Roadway Holdings ("ROADWAY HOLDINGS COMMON STOCK"), and shall have the same designations, rights and powers and



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preferences, and the qualifications, limitations and restrictions thereof, as the Roadway Express Common Stock being converted. Each certificate representing shares of Roadway Express Common Stock immediately prior to the Effective Time shall be deemed to represent the same number of shares of Roadway Holdings Common Stock.

              2.1.3 Common Stock of Roadway Holdings. Each share of Roadway Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

         2.2 Roadway Express Compensation and Benefit Plans. Roadway Holdings shall assume sponsorship and continue all the rights and obligations of Roadway Express under each of the Roadway Express, Inc. Management Incentive Stock Plan, Roadway Express, Inc. 2001 Employee Stock Purchase Plan, Roadway Express, Inc. Equity Ownership Plan, Roadway Express, Inc. Non-employee Directors' Equity and Deferred Compensation Plan, and Roadway Express, Inc. Non-employee Directors' Stock Option Plan (collectively, the "STOCK INCENTIVE PLANS"). Any outstanding options and other awards assumed by Roadway Holdings shall be exercisable upon the same terms and conditions as under the Stock Incentive Plans immediately prior to the Effective Time, except that, where applicable, upon the exercise of each such option or award, shares of Roadway Holdings Common Stock shall be issuable in lieu of each share of Roadway Express Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

         2.3 Successor Issuer. It is the intent of the parties hereto that Roadway Holdings, as of the Effective Time, be deemed a "successor issuer" for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         2.4 Roadway Express Stock Transfer Books. At the Effective Time, the stock transfer books for the shares of Roadway Express Common Stock which will be converted to Roadway Holdings Common Stock pursuant to Section 2.1 hereof shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

         2.5 Other Agreements. At the Effective Time, Roadway Holdings shall assume any obligation of Roadway Express to deliver or make available shares of Roadway Express Common Stock under any agreement. Any reference to Roadway Express Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Roadway Holdings Common Stock and one share of Roadway Holdings Common Stock shall be issuable in lieu of each share of Roadway Express Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

         3. CONDITIONS TO THE MERGER. The obligations of Roadway Express, Roadway Holdings and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

         3.1 Listing of Roadway Holdings Common Stock. The Roadway Holdings Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated




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herein shall have been approved for quotation, upon official notice of issuance, by the Nasdaq National Market.

         3.2 Tax Opinion. Roadway Express shall have obtained an opinion from its counsel, Jones, Day, Reavis & Pogue, that the stockholders of Roadway Express will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

         4. MISCELLANEOUS.

         4.1 Amendment. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by the DGCL, by written agreement signed by all of the parties hereto, amend, modify or supplement any provision of this Agreement.

         4.2 Termination. This Agreement may be terminated and the Merger abandoned by the Board of Directors or a duly authorized committee thereof of Roadway Express at any time prior to the filing of the certified copy of this Agreement (or the Certificate of Merger in lieu thereof) with the Delaware Secretary of State. In the event of termination of this Agreement as provided in this Section 4.2, this Agreement shall become null and void and have no effect, without liability or obligation on the part of Roadway Express, Roadway Holdings or Merger Sub.

         4.3 Filings. At or prior to the Effective Time, the Surviving Corporation shall cause the Certificate of Merger to be executed and filed with the Delaware Secretary of State. At the Effective Time, to the extent necessary to effectuate the amendments to the certificates of incorporation of the Surviving Corporation and Roadway Holdings contemplated by this Agreement, each of the Surviving Corporation and Roadway Holdings shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

         4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

         4.5 Readings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

         4.6 Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.








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         IN WITNESS WHEREOF, Roadway Express, Roadway Holdings and Merger Sub,
pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                 ROADWAY EXPRESS, INC.


                                 By:  /s/ John J. Gasparovic
                                 Name:  John J. Gasparovic
                                      -------------------------------------
                                 Title: VP, General Counsel and Secretary
                                       ------------------------------------

                                 ROADWAY MERGER CORP.


                                 By:  /s/ John J. Gasparovic
                                 Name: John J. Gasparovic
                                      -------------------------------------
                                 Title: Vice President and Secretary
                                       ------------------------------------

                                 ROADWAY CORPORATION


                                 By:  /s/ John J. Gasparovic
                                 Name: John J. Gasparovic
                                      -------------------------------------
                                 Title: VP, General Counsel and Secretary
                                       ------------------------------------























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                                    EXHIBIT A

                Amended and Restated Certificate of Incorporation
                            of Roadway Express, Inc.



























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                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ROADWAY EXPRESS, INC.

             (Pursuant to Sections 228, 242, and 245 of the General
                    Corporation Law of the State of Delaware)


         Roadway Express, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware

         DOES HEREBY CERTIFY:

         1. That the name of this corporation is Roadway Express, Inc., and that this corporation was originally incorporated on February 15, 1954, pursuant to the General Corporation Law.

         2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

         FIRST: The name of the corporation (the "Corporation") is Roadway Express, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.




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The name of the Corporation's registered agent at such address is the
Corporation Trust Company.

         THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         (a) Transport Traffic for hire by any means or methods;

         (b) Contract or arrange for the provision of the transportation of Traffic by others as an independent contractor, agent, or broker;

         (c) Deal in Transport Instrumentalities and in the Securities of a Person who Deals therein, or who is engaged in the transportation of Traffic;

         (d) Invest in, control, solely or jointly, or in common with other Persons, any Person who is engaged in any one or more of the above described businesses; and

         (e) Any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock each having a par value of $0.01 per share ("Common Stock").

         Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.





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         Except as otherwise provided in this Certificate of Incorporation, the
Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.

         This Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, except as expressly provided by applicable laws.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

         (a) To adopt, amend or repeal the By-Laws of this Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having power with respect thereto, except that Section 2 of
Article I, Section 4 of Article I, all of Article II, Section 1 (first paragraph) of Article III, Section 2 (second paragraph) of Article III, Section 3 (first paragraph) of Article III and Section 4 of Article VI of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting




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together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article FIFTH; and

         (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by applicable law.

         SIXTH: Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

         (a) Any action required or permitted to be taken by the stockholders of this Corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing of such stockholders.

         (b) Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, and (ii) shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board; and

         (c) The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the combined voting power of all shares of



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the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to amend, repeal or adopt any provision consistent with this Article SIXTH. For purposes of this Certificate of Incorporation, the "Whole Board" is defined as a total number of Directors which this Corporation would have if there were no vacancies.

         SEVENTH:  Section 1.  Number and Election of Directors.
                   --------------------------------------------

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of this Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the By-Laws, but in no case shall the number be less than three.

         Election of Directors need not be by written ballot except and to the extent provided for in the By-Laws of this Corporation.

         Section 2.  Stockholder Nomination of Director Candidates.
         ---------------------------------------------------------

         Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of this Corporation.

         Section 3. Newly Created Directorships and Vacancies.
         -----------------------------------------------------

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death,



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resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         Section 4.  Removal of Directors.
         --------------------------------

         Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under special circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class.

         For purposes of this Article SEVENTH, "Voting Stock" shall mean the outstanding shares of capital stock of this Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article EIGHTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         Section 5.  Amendment.
         ---------------------

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.




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         EIGHTH:  Section 1.  Elimination of Certain Liability of Directors.
                  ---------------------------------------------------------

         To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of this Corporation shall be personally liable to this Corporation or its stockholders for or with respect to any acts or omissions in the performance of his duties as a Director of this Corporation. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection of a Director of this Corporation existing immediately prior to such amendment or repeal.

         Section 2.  Indemnification.
         ---------------------------

         Each person who is or was or had agreed to become a Director or officer of this Corporation, or each person who is or was serving or who agreed to serve at the request of the Board of Directors or an officer of this Corporation as an employee or agent of this Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by this Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, this corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article EIGHTH. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         NINTH: This Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by



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statute, and this Certificate of Incorporation, and all rights conferred upon stockholders herein are created subject to this reservation.

         TENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Subsection 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Roadway Corporation (or any successor by merger), by the same vote as is required by the Delaware General Corporation Law and/or this Certificate of Incorporation.

         IN WITNESS WHEREOF, Roadway Express, Inc. has caused this Certificate to be executed by John J. Gasparovic, its Vice President, General Counsel and Secretary, as of May ___, 2001.

                             ROADWAY EXPRESS, INC.


                             By: /s/ John J. Gasparovic
                                 -------------------------------------------
                                 Name:  John J. Gasparovic
                                 Its:   Vice President, General Counsel and
                                        Secretary

                             ATTEST

                             By: /s/ Joseph R. Boni, III
                                --------------------------------------------
                                 Name:  Joseph R. Boni, III
                                 Its:   Treasurer







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